Exhibit 99.1

Contacts:	Tom Rathjen Vice President, Investor Relations +1 (408) 789-4458 trathjen@accuray.com	Stephanie Tomei Public Relations Manager +1 (408) 789-4234 stomei@accuray.com

Accuray Reports Record Revenue in Third Quarter of Fiscal 2008

Fourth Consecutive Quarter of Profitability

SUNNYVALE, Calif., April 29, 2008– Accuray Incorporated (Nasdaq: ARAY), a global leader in the field of radiosurgery, announced today financial results for the third quarter of fiscal 2008, ended March 29, 2008.

For the third quarter of fiscal 2008, Accuray reported total revenue of $58.8 million, a 57 percent increase over third quarter of fiscal 2007 total revenue of $37.3 million.

Net income for the period ended March 29, 2008 was $584,000, or $0.01 per diluted share, compared to a loss of $785,000, or a loss of $0.02 per share, during the same period last year.  Shares used in computing fully diluted earnings per share were 60.1 million for the third quarter of fiscal 2008.

Non-cash, stock-based compensation charges for the third quarter of fiscal 2008 were $4.2 million or $0.07 per diluted share.

At March 29, 2008, backlog was approximately $602 million, with approximately $332 million associated with CyberKnife® Robotic Radiosurgery System contracts and approximately $270 million associated with services and other recurring revenue. Accuray’s backlog is composed of signed contracts that the company believes have a substantially high probability of being recognized as revenue in future periods.

Of the $602 million in backlog, 64% is non-contingent, representing backlog for which contractual contingencies have been satisfied.

Accuray’s cash and investment balances at the end of the quarter totaled $165.5 million, broken down between cash and cash equivalents of $63.0 million, short-term investments of $81.1 million and long-term investments of $21.4 million.  During the third quarter, the company utilized $18.3 million of cash to repurchase approximately 1.7 million shares of the company’s stock under the company’s stock repurchase program.  Exiting the third quarter the company continues to have no debt.

For the nine months ended March 29, 2008, total revenue was $159.4 million, a 65 percent increase over the $96.5 million in total revenue during the same period last year.  Net income for the first nine months of fiscal 2008 was $5.2 million, or

$0.09 per diluted share, compared to a loss of $6.1 million, or a loss of $0.26 per share, for the first nine months of fiscal 2007.

“Accuray’s fifth quarter of record-setting revenue is evidence of continued momentum and worldwide demand for our CyberKnife® Robotic Radiosurgery System,” said Euan S. Thomson, Ph.D., president and CEO of Accuray.   “The flexibility of our CyberKnife System is changing the paradigm for cancer treatment, giving physicians the tools to aggressively treat tumors anywhere in the body with pinpoint precision.”

Outlook

The following statements are forward-looking and actual results may differ materially. Accuray is reaffirming previously announced revenue guidance for fiscal 2008 in the range of $210 million to $230 million, which would represent revenue growth of 50 percent to 64 percent over fiscal 2007.

Additional Information

Additional information regarding backlog segmentation which will be discussed during the conference call is available on the investor relations section of the Accuray website at www.accuray.com.

Earnings Call Open to Investors

Accuray will hold a conference call for financial analysts and investors today, April 29, 2008 at 2:00 p.m. PT / 5:00 p.m. ET.  The conference call dial-in numbers are (888) 724-9516 (USA) or (913) 312-0960 (International), Access Code: 3304194.  A live webcast of the call will also be available from the Investor Relations section on the corporate Web site at http://www.accuray.com.  In addition, a recording of the call will be available by calling (888) 203-1112 (USA) or (719) 457-0820 (International), Access Code: 3304194, beginning at 5:00 p.m. PT / 8:00 p.m. ET, April 29, 2008 and will be available through May 9, 2008.  A webcast replay will also be available from the Investor Relations section of the corporate Web site at http://www.accuray.com from approximately 5:00 p.m. PT / 8:00 p.m. ET, today, through Accuray’s release of its results for the fourth quarter of fiscal 2008, ending on June 28, 2008.

About the CyberKnife® Robotic Radiosurgery System

The CyberKnife Robotic Radiosurgery System is the world’s only robotic radiosurgery system designed to treat tumors anywhere in the body non-invasively. Using continual image guidance technology and computer controlled robotic mobility, the CyberKnife System automatically tracks, detects and corrects for tumor and patient movement in real-time throughout the treatment. This enables the CyberKnife System to deliver high-dose radiation with pinpoint precision, which minimizes damage to surrounding healthy tissue and eliminates the need for invasive head or body stabilization frames.

About Accuray

Accuray Incorporated (Nasdaq: ARAY), based in Sunnyvale, Calif., is a global leader in the field of radiosurgery dedicated to providing an improved quality of life and a non-surgical treatment option for those diagnosed with cancer. Accuray develops and markets the CyberKnife Robotic Radiosurgery System, which extends the benefits of radiosurgery to include extracranial tumors, including those in the spine, lung, prostate, liver and pancreas. To date, the CyberKnife System has been used to treat more than 40,000 patients worldwide and currently more than 125 systems have been installed in leading hospitals in the Americas, Europe and Asia. For more information, please visit www.accuray.com.

Safe Harbor Statement

The foregoing may contain certain forward-looking statements that involve risks and uncertainties, including uncertainties associated with the medical device industry. Except for the historical information contained herein, the matters set forth in this press release as to financial guidance including realization of backlog, procedure growth, market acceptance; clinical studies, regulatory review and approval, and commercialization of products are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. You should not put undue reliance on any forward-looking statements. Important factors that could cause actual performance and results to differ materially from the forward-looking statements we make include: market acceptance of products; variability of installation and sales cycle including customer financing and construction delays; competing products, the combination of our products with complementary technology; and other risks detailed from time to time under the heading “Risk Factors” in our report on Form 10-K for the 2007 fiscal year, as updated from time to time by our quarterly reports on Form 10-Q and our other filings with the Securities and Exchange Commission. The Company’s actual results of operations may differ significantly from those contemplated by such forward-looking statements as a result of these and other factors. We assume no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws.

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Accuray Incorporated

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended		Nine months ended
	March 29,	March 31,	March 29,	March 31,
	2008	2007	2008	2007

Net revenue:
Products	$40,706	$29,515	$116,821	$75,591
Shared ownership programs	2,715	2,437	8,071	7,248
Services	11,017	4,579	26,966	11,209
Other	4,320	809	7,584	2,410
Total net revenue	58,758	37,340	159,442	96,458
Cost of revenue:
Cost of products	19,411	12,183	52,332	30,263
Cost of shared ownership programs	755	663	2,227	1,965
Cost of services	8,165	2,859	19,014	7,488
Cost of other	4,144	517	5,813	1,619
Total cost of revenue	32,475	16,222	79,386	41,335
Gross profit	26,283	21,118	80,056	55,123
Operating expenses:
Selling and marketing	10,792	9,830	32,115	27,124
Research and development	8,632	6,951	24,475	19,265
General and administrative	7,943	6,100	23,820	16,855
Total operating expenses	27,367	22,881	80,410	63,244
Income (loss) from operations	(1,084)	(1,763)	(354)	(8,121)
Interest and other income, net	1,345	1,040	6,154	1,350
Income (loss) before provision for income taxes and cumulative effect of change in accounting principle	261	(723)	5,800	(6,771)
Provision (benefit) for income taxes	(323)	62	608	185
Income (loss) before cumulative effect of change in accounting principle, net of tax of $0	584	(785)	5,192	(6,956)
Cumulative effect of change in accounting principle, net of tax of $0	—	—	—	838
Net income (loss)	$584	$(785)	$5,192	$(6,118)

Net income (loss) per common share, basic and diluted:
Basic
Income (loss) before cumulative effect of change in accounting principle	$0.01	$(0.02)	$0.10	$(0.30)
Cumulative effect of change in accounting principle	—	—	—	0.04
Basic net income (loss) per share	$0.01	$(0.02)	$0.10	$(0.26)

Diluted
Income (loss) before cumulative effect of change in accounting principle	$0.01	$(0.02)	$0.09	$(0.30)
Cumulative effect of change in accounting principle	—	—	—	0.04
Diluted net income (loss) per share	$0.01	$(0.02)	$0.09	$(0.26)

Weighted average common shares outstanding used in computing net income (loss) per share:
Basic	54,856	37,018	54,539	23,137
Diluted	60,125	37,018	60,862	23,137
Cost of revenue, selling and marketing, research and development, and general and administrative expenses include stock-based compensation charges as follows:
Cost of revenue	$515	$398	$1,365	$848
Selling and marketing	$1,080	$1,247	$3,226	$2,903
Research and development	$800	$689	$2,278	$1,609
General and administrative	$1,840	$1,350	$5,952	$3,412

Accuray Incorporated

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share amounts)

	March 29,	June 30,
	2008	2007

Assets
Current assets:
Cash and cash equivalents	$63,047	$204,830
Short-term investments	81,105	—
Accounts receivable, net of allowance for doubtful accounts of $20 at both March 29, 2008 and June 30, 2007	31,414	10,105
Inventories	17,836	16,984
Prepaid expenses and other current assets	6,698	7,937
Deferred cost of revenue—current	32,210	30,709
Total current assets	232,310	270,565
Long-term investments	21,349	—
Property and equipment, net	18,145	23,937
Goodwill	4,495	4,495
Intangible assets, net	991	1,184
Deferred cost of revenue—noncurrent	15,288	30,522
Other assets	1,284	1,406
Total assets	$293,862	$332,109
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,634	$14,147
Accrued expenses	14,685	17,240
Customer advances—current	19,899	12,634
Deferred revenue—current	85,971	78,022
Total current liabilities	132,189	122,043
Long-term liabilities:
Customer advances—noncurrent	2,400	8,388
Deferred revenue—noncurrent	32,405	76,235
Total liabilities	166,994	206,666
Stockholders’ equity
Preferred stock, $0.001 par value; authorized: 5,000,000 shares at March 29, 2008 and June 30, 2007; no shares issued and outstanding.	—	—
Common stock, $0.001 par value; authorized: 100,000,000 shares at March 29, 2008 and June 30, 2007; issued and outstanding: 56,258,605 and 54,378,587 shares, respectively, at March 29, 2008 and 53,798,643 and 53,798,643 shares, respectively, at June 30, 2007.	54	53
Additional paid-in capital	249,091	251,637
Accumulated other comprehensive income (loss)	(960)	10
Accumulated deficit	(121,317)	(126,257)
Total stockholders’ equity	126,868	125,443
Total liabilities and stockholders’ equity	$293,862	$332,109